Exhibit-3(i)(l)

COMPANIES ACTS 1963 TO 2005

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

NEW MEDIA LOTTERY SERVICES PUBLIC LIMITED COMPANY

(as amended by Special Resolution on the 20th February, 2006)

1.	The name of the Company is NEW MEDIA LOTTERY SERVICES PUBLIC LIMITED COMPANY.

2.	The objects for which the Company is established are:

(a)
To carry on business as an internet service provider to lotteries and to provide information technology, internet and consultancy services; and to act as developers, manufacturers, assemblers, installers, repairers, importers, exporters, distributors.

(a)(i)	To acquire the entire issued share capital of New Media Lottery Services International Limited.

(b)	To carry on any other business of any description which may be capable of being advantageously carried on in connection with or ancillary to the objects of the Company or any of them.

(c)
To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, property, buildings,easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company's business or any branch or department thereof.

(d)
To develop and turn to account any land acquired by the Company or in which it is interested, and in particular by laying out and preparing the same for building purposes, developing, constructing, altering, pulling down, decorating, refurbishing, maintaining, fitting up and improving buildings, and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(e)
To sell, lease, mortgage or otherwise dispose of the business, property, assets or undertaking of the Company or any part thereof for such consideration as the Company may think fit and to develop, repair, refurbish, improve, manage, exchange, licence, turn to account or otherwise deal with, all or any of the business, property, assets and undertaking of the company and in particular, without limitation, to accept securities of any other Company in payment or part payment of the consideration payable to the Company in respect of any transaction referred to in this paragraph.

(f)
To erect, construct, lay down, enlarge, alter and maintain any shops, stores, factories, buildings, works, plant and machinery necessary or convenient for the Company's business, and to contribute to or subsidise the erection, construction and maintenance of any of the above.

(g)
To apply for, purchase or otherwise acquire any patents, intellectual property rights, inventions, designs, formulae, concessions, secret processes, recipes, prescriptions, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(h)
To grant, convey or transfer or otherwise dispose of any property or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as directors shall deem fit, and to grant any fee farm grant or lease or to enter in to any agreement for letting on hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the directors shall deem appropriate

(i)
To lend and advance money or give credit to any persons, corporations, firms or companies and in particular to customers of and others having dealings with the Company upon such terms as may seem expedient and to guarantee, become surety for, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled Capital of the Company, or by both such methods, the performance of the obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, including (without prejudice to the generality of the foregoing) security for any debts obligations or liabilities of any company which is for the time being the holding company or a subsidiary (both as defined by Section 155 of the Companies acts 1963) of the company or another subsidiary as defined by the said section of the Company’s holding company or otherwise associated with the Company in business.

(j)
To raise or borrow or secure the payment of money in such manner and on such terms as the Directors may deem expedient and in particular by the issue of bonds, debentures, debenture stock, perpetual or redeemable, or by mortgage, charge, lien or pledge upon the whole or any part of the undertaking, property, assets and rights of the Company, present or future, including its uncalled capital and generally in any other manner as the Directors shall from to time determine and to guarantee the liabilities of the Company or any other person and any debentures, debenture stock or other securities which may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

(k)
To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on or which is capable of being conducted so as to benefit the Company directly or indirectly or which is possessed of property suitable for the purposes of the Company.

(l)
To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company’s assets to specific purposes, either conditionally unconditionally, and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company’s business or to any other special rights, privileges, advantages or benefits.

(m)
To establish and maintain or procure the establishment of any pension or superannuation fund (whether contributory or otherwise) for the benefit of and to give or procure the granting of donations, gratuities, pensions, annuities, allowances, emoluments or charitable aid to any persons who are or were at any time in the employment or service of the company or any of its predecessors in business, or of any company which is a subsidiary of the Company or who may have been Directors or officers of the Company, or of any such other company as aforesaid or any persons in whose welfare the Company or any such other company as aforesaid, may be interested and the wives, widows, children, relatives and dependants of any such persons and to make payments towards insurance and assurance and to form and contribute to provident and benefit funds for the benefit of such persons and to remunerate any person, firm or company, rendering services to the Company, whether by cash payment, gratuities, pensions, annuities, allowances, emoluments or by the allotment of shares or securities of the Company credited as paid up in full or in part or otherwise.

(n)
To settle moneys or other assets on the trustee or trustees of any trust, foundation, settlement or institution set up for charitable or benevolent purposes or for any public, general or useful object or to lend money or provide services (with or without interest or charge) to any such trustee or trustees and to pay, subscribe, lend or contribute assets or services of the Company (with or without interest or charge) or give any guarantee or indemnity in respect of any trust, foundation, settlement or institution set up or operating for any such purpose or object or in respect of any exhibition or for any charitable, benevolent, public, general or useful object.

(o)
To give any guarantee or indemnity in respect of or otherwise support or secure in any manner (whether by personal covenant or by mortgaging, charging or granting any lien or other security interest over or in respect of all or any part of the Company’s undertaking, property or assets, both present and future and including its uncalled capital, or by both such methods) any obligation, debt, liability of any nature of any person or company upon such terms as to priority and otherwise as the company shall think fit.

(p)
To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, or any person or company that may seem conducive to the company’s objects or any of them and to obtain from any such government, authority, person or company any rights, privileges, charters, licenses and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply therewith.

(q)
To apply for, promote and obtain any Act of the Oireachtas or any character, privilege, licence or authorisation of any government, state or municipality or any ministerial or departmental licence or order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or application which may seem calculated, directly or indirectly, to prejudice the interests of the Company or and associated company.

(r)
To promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or to do any lawful act or thing with a view to preventing or resisting, directly or indirectly, any interruption of or interference with the trade or business of the Company or any other trade or business or providing or safeguarding against the same or resisting or opposing any movement or organisation which may be thought detrimental to the interests of the Company or any associate Company or its or their employees and to subscribe to any association or fund for any such purposes.

(s)
To undertake the management and control and supervision of the business or operations of any person or company and in particular, without limitation, to plan and effectively carry out the organisation of and to initiate and to carry out schemes for the promotion and expansion of any such business, to engage in research into all problems relating to investment, property, financial, portfolio, industrial and business management, to carry out all or any work of a clerical, secretarial, managerial or other like nature, to provide staff and services, to prepare and deal with accounts, returns, forms and all documents required to be prepared and furnished in relation to any such bodies, to direct and carry out all advertising and publicity for any such business, and generally to do all acts and things (including the receipt and payment of money) necessary to be done for the supervision of the day to day running of any business and to enter into contracts with any such company for the carrying out of the works or provisions of any of the services which the Company is authorised to perform or provide.

(t)	To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns, undertakings, assets, property or rights.

(u)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(v)
To remunerate any person or company for services rendered or to be rendered in placing or assisting to place any of the shares in the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation of the Company or the conduct of its business.

(w)
To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(x)	To procure the Company to be registered or recognised in any country or place abroad.

(y)
To do all or any of the matters hereby authorised in any part of the World and with or in respect of persons or companies resident, domiciled, incorporated, registered or carrying on business in any part of the World and either as principal, agent, factor, trustee or otherwise and by or through agents, factors, trustees or otherwise and either alone or in conjunction with others.

(z)
To pay out of the funds of the Company all costs and expenses of or incidental to the formation and registration of the Company and the issue of its capital and debentures including brokerage and commission.

(aa)	To reduce the Share Capital of the Company in any manner permitted by Law.

(bb)
To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any other company having objects altogether or in part similar to those of this Company.

(cc)
To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal, concession or otherwise with any person or any company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(dd)
To undertake and carry on any other trade or business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on by the Company or which is calculated, directly or indirectly, to enhance the value of or render profitable, any of the Company’s businesses, rights or property.

(ee)	To do all such other things as are incidental or conducive to the above objects or any of them.

It is hereby expressly declared that each sub-clause of this clause shall be construed independently of the other sub-clauses hereof, and that none of the objects mentioned in any sub-clause shall be deemed to be merely subsidiary to the objects mentioned in any other sub-clause.

Provided that:

(i)
the objects set out in any paragraph of this Clause shall not be restrictively construed but the widest possible interpretation shall be given thereto and they shall not, except where the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set out in such paragraph or from the terms of any paragraph or by the name of the Company; no such paragraphs or the object or objects therein specified shall be deemed subsidiary or ancillary to the objects mentioned in any other paragraph, but the Company shall have full power to exercise all or any of the powers and to achieve and endeavour to achieve all or any of the objects conferred by any clause provided in any one or more of the said paragraphs;

(ii)
the word “Company” in this Clause, except where used in reference to the Company, shall be deemed to include any firm, partnership, association or other body of persons, whether incorporated or not incorporated, and whether resident, domiciled, incorporated, registered, or carrying on business in the State or elsewhere;

(iii)
the expression “Associated Company” in this Clause, shall be deemed to mean any company which for the time being is a subsidiary or holding company (which expressions in this proviso shall bear the meanings respectively ascribed thereto by Section 155 of the Companies Act, 1963) of the Company, is a subsidiary of a holding company of the company or is a company in which the company or any of such companies as aforesaid shall for the time being hold shares entitling the holder thereof to exercise at least one-fifth of the votes at any general meeting of such company (not being voting rights which arise only in specified circumstances); and

(iv)
the expression “Securities” in this Clause, shall be deemed to mean any shares, stocks, bonds, debentures or debenture stock (whether perpetual or not), loan stock, notes, obligations or other securities or assets of any kind, whether corporeal or incorporeal.

3.	The liability of the members is limited.

4.	The share capital of the Company is Stg£1,000,000 divided into 150,000,000 Ordinary shares of 2/3p each.

We, the several persons whose names and addresses are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	Number of Shares taken by each Subscriber

1	PAULA HORAN 85, CASTLEFARM SHANKILL CO. DUBLIN ADMIN MANAGER	ONE

2.	JOANIE DARCY 16, THOMAS MOORE ROAD WALKINSTOWN DUBLIN 12 ADMIN MANAGER	ONE

3.	GILL HANLON 9, ST. FINIAN’S TERRACE NAVAN CO. MEATH ADMIN MANAGER	ONE

4.	TINA D’ALLESSANDRO 42A METROPOLITAN APTS INCHICORE ROAD KILMAINHAM DUBLIN 8 ADMIN MANAGER	ONE

5.	SINEAD MCCARRON BLOCK A, UNIT 9 THE TRAM YARD INCHICORE DUBLIN 8 ADMIN MANAGER	ONE

6.	EMMA DUNNE CAPPINRUSH BALLYFIN PORTLAOISE CO. LAOIS. ADMIN MANAGER	ONE

7.	BARBARA CONWAY 39, DUNLUCE ROAD CLONTARF DUBLIN 3. ADMIN MANAGER	ONE

DATED THE 10TH DAY OF NOVEMBER 2005

WITNESS TO THE ABOVE SIGNATURES:-

EOIN MORRIS (A/C’s)
39, LARCHFIELD ROAD,
GOATSTOWN,
DUBLIN 14.